SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 26, 2010 (April 21, 2010)

Date of Report (Date of Earliest Event Reported)
Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)
(706) 649-2267

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The 2010 annual shareholders’ meeting of Total System Services, Inc. (“TSYS”) was held on April 21, 2010. TSYS’ shareholders approved both of the proposals detailed in TSYS’ definitive proxy statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 18, 2010.
     Proposal I
     TSYS’ shareholders elected seven individuals to the Board of Directors as set forth below:

Name	For	Against	Abstain	Broker Non-Vote

Richard E. Anthony	136,661,444	3,353,824	269,352	26,386,983
Sidney E. Harris	136,446,301	3,519,295	319,024	26,386,983
Mason H. Lampton	136,445,419	3,555,400	283,802	26,386,982
John T. Turner	138,313,197	1,699,356	272,067	26,386,983
M. Troy Woods	137,167,752	2,867,550	249,318	26,386,983
James D. Yancey	126,300,821	13,724,115	259,684	26,386,983
Rebecca K. Yarbrough	135,849,838	4,031,103	403,679	26,386,983
     James H. Blanchard, Richard Y. Bradley, Kriss Cloninger III, Walter W. Driver, Jr., Gardiner W. Garrard, Jr., W. Walter Miller, Jr., H. Lynn Page, Philip W. Tomlinson and Richard W. Ussery also continued to serve as directors following the annual shareholders’ meeting.
     Proposal II
     TSYS’ shareholders ratified the selection of KPMG LLP as the independent auditor of TSYS for the fiscal year ending December 31, 2010 as set forth below:

For	Against	Abstain
163,696,144	2,656,044	319,415

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.
Dated: April 26, 2010	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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